UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2020

MATINAS BIOPHARMA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38022	46-3011414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1545 Route 206 South, Suite 302 Bedminster, New Jersey	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 443-1860

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MTNB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2020, Matinas BioPharma Holdings, Inc. (the “Company”) entered into a Therapeutic Development Award Agreement with the Cystic Fibrosis Foundation (“CFF”) (the “Agreement”) pursuant to which the Company received an award for up to $4,234,249 million in funding (the “Award”) (of which $484,249 had been previously received) to support the preclinical development (the “Development Program”) of the Company’s MAT2501 product candidate (the “Product”), a lipid nano-crystal oral formulation of the broad-spectrum aminoglycoside amikacin, for the treatment of pulmonary non-tubercular mycobacteria infections and other pulmonary diseases (the “Field”).

Upon the execution of the Agreement, the Company will receive $650,000. The remainder of the Award will be paid to the Company incrementally upon the achievement of certain milestones related to the progress of the Development Program, as set forth in the Agreement. Pursuant to the terms of the Agreement, the Company is obligated to make royalty payments to CFF contingent upon commercialization of the Product in the Field up to a maximum of five (5) times the Award or approximately $21.2 million (the “Royalty Cap”), payable in three equal annual installments following the first commercial sale of the Product, the first of which is due within 90 days following the first commercial sale of the Product. The Company is also obligated to make royalty payment(s) to CFF if the Company transfers, sells or licenses the Product for use in the Field, or if the Company enters into a change of control transaction which will be applied against the Royalty Cap. Lastly, the Company is also obligated to make up to two royalty payment to CFF of up to approximately $4.2 million each, due in the calendar years in which specified net sales milestones are achieved.

Either CFF or the Company may terminate the Agreement for cause, which includes the Company’s material failure to achieve certain commercialization and development milestones. The Company’s payment obligations survive the termination of the Agreement. The Agreement includes customary indemnification provisions.

The foregoing descriptions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”). Certain terms of the Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the Agreement to be filed as exhibit to the Form 10-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As of November 19, 2020, the Agreement constitutes a direct financial obligation of the Company, the material terms of which are described above under Item 1.01 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 20, 2020, the Company issued a press release announcing receipt of the Award, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATINAS BIOPHARMA HOLDINGS, INC.

Dated: November 25, 2020	By:	/s/ Jerome D. Jabbour
	Name:	Jerome D. Jabbour
	Title:	Chief Executive Officer

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